Exhibit 10.9

                      AGREEMENT AND PLAN OF REORGANIZATION
                      ------------------------------------


     THIS AGREEMENT AND PLAN OF REORGANIZATION is entered into effective as of May 4, 2000, by and among TSET, Inc., a Nevada corporation ("TSET"); EdgeAudio.Com, an Oregon corporation ("EdgeAudio"); LYNK Enterprises, Inc., an Oregon corporation ("LYNK"); Robert Lightman, an individual; J. David Hogan, an individual; Eric Alexander, an individual; and Eterna Internacional, S.A. de C.V., a corporation organized and existing under the laws of the Republic of Mexico ("Eterna") (LYNK, Robert I. Lightman, J. David Hogan, Eric J. Alexander, and Eterna are hereinafter collectively referred to as the "Stockholders").


                                    RECITALS

     WHEREAS, on April 18, 2000, TSET and EdgeAudio entered into a Letter of Intent for the purpose of, among other things, setting forth the main terms pursuant to which TSET would acquire all of the shares of EdgeAudio, and other elements of the relationship among the parties;

     WHEREAS, the Stockholders are the record owners of all of the issued and outstanding shares of capital stock of EdgeAudio; and

     WHEREAS, the Stockholders wish to assign, and TSET wishes to acquire, all of the issued and outstanding capital stock of EdgeAudio, par value $0.1 per share, upon the terms and subject to the conditions set forth herein solely in exchange for voting stock of TSET in a transaction intended to qualify as a reorganization within the meaning of IRC Sec. 368(a)(1)(B) as amended.

     NOW, THEREFORE, for and in consideration of the premises and mutual covenants, promises, representations, and warranties set forth herein and for other good and valuable consideration, the sufficiency, delivery, and receipt of which are hereby acknowledged, the parties hereto adopted this plan of reorganization and agree as follows:


                                    AGREEMENT

     1. EXCHANGE OF SHARES. Upon the terms and subject to the conditions set forth herein, the Stockholders each agree to assign to TSET, and TSET agrees to acquire from each of the Stockholders in exchange solely for TSET voting common stock, par value $0.001 per share ("TSET Shares"), all of the EdgeAudio shares owned by each Stockholder, which are hereby represented and warranted by each Stockholder as of the date of this Agreement to consist of the following (collectively, the "EdgeAudio Shares"):

          NAME                                     NO. OF EDGEAUDIO SHARES OWNED
          ----                                     -----------------------------
          LYNK Enterprises, Inc.                             55,000
          Eterna Internacional, S.A. de C.V.                 25,000
          Robert I. Lightman                                 10,000
          J. David Hogan                                      5,000
          Eric J. Alexander                                   5,000
                                                            -------
              Total                                         100,000


          The EdgeAudio Shares shall be assigned to and acquired by TSET free and clear of any and all liens, claims, encumbrances, sureties, restrictions of any kind whatsoever on their free transferability (other than applicable securities law restrictions), options, or rights of any third parties, including preemptive rights or claims of any nature whatsoever as well as any and all rights attaching thereto.

     2. VALUATION. Pursuant to negotiations, TSET and EdgeAudio have established an agreed-in-principle aggregate earn-out valuation for EdgeAudio of $6,750,000 (the "Aggregate Valuation"), with an agreed initial valuation for EdgeAudio of $3,000,000 (the "Initial Valuation").

     3. INITIAL EXCHANGE OF SHARES. (a) Each of the Stockholders shall assign, transfer, and convey to TSET all of the EdgeAudio Shares owned by them (as indicated in Section 1 hereof) in exchange initially for 1,298,701 TSET Shares, to be allocated among the Stockholders as follows:

          LYNK Enterprises, Inc.                      714,286 TSET Shares
          Eterna Internacional, S.A. de C.V.          324,675 TSET Shares
          Robert I. Lightman                          129,870 TSET Shares
          J. David Hogan                               64,935 TSET Shares
          Eric J. Alexander                            64,935 TSET Shares


          The TSET Shares set forth in this Section 2 shall constitute the sole compensation of the Stockholders for the EdgeAudio Shares owned by each of them.

          (b) Simultaneously with the execution and delivery of this Agreement by the parties:

               (i) each of the Stockholders shall deliver to TSET, certificates representing all of the EdgeAudio Shares owned by them, accompanied by appropriate stock powers endorsed in blank, and shall cause the EdgeAudio Shares to be registered in the name of TSET on EdgeAudio's share registry and perform any and all other actions required by applicable law to evidence TSET's ownership of the EdgeAudio Shares; and

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               (ii)   TSET   shall   deliver   to  each   of  the   Stockholders
                      certificates representing the number of TSET Shares to be acquired by them, shall cause the TSET Shares to be registered in the names of each of the Stockholders on TSET's share registry and cause the transfer agent to provide documentation thereof to the Stockholders, and perform any and all other actions required by applicable law to evidence ownership of the TSET Shares by each Stockholder.

               Immediately following the exchange of shares contemplated in this Subsection (b), TSET shall own 100% of EdgeAudio's issued and outstanding capital stock and EdgeAudio shall be a wholly owned subsidiary of TSET.

          (c) The Stockholders understand and acknowledge that the TSET Shares to be received by them pursuant to the Initial Valuation and the Earnout Valuation shall be subject to, and the Stockholders each hereby agree to at all times observe and comply with, the conditions, limitations, and restrictions noted on the certificates representing the TSET Shares, in addition to any other restrictions set forth in applicable federal and state securities laws. The following conditions, limitations, and restrictions noted on the certificates shall be limited to the following:

               (i) Investment stock. Restriction on transfer. The shares represented by this certificate have been acquired for investment and may not be sold or transferred unless the same are registered under the Securities Act of 1933, or the company receives an opinion from counsel satisfactory to it that such registration is not required for sale or transfer or that the shares have been legally sold in brokered transactions pursuant to rule 144 of the rules and regulations of the Securities and Exchange Commission promulgated under the Securities Act of 1933.

          (d) Any taxes, levies, or other charges assessed against, or in connection with acquisition of, the TSET Shares by each Stockholder pursuant to this Agreement shall be for the account of, and shall be born solely by, each such Stockholder.

          (e) Any compensation for finder's fee payable by EdgeAudio or any of the Stockholders to any person relating to the transactions contemplated by this Agreement shall be paid out of the TSET Shares to be received by them, the parties agreeing that TSET shall have no financial or other responsibility whatsoever for payment of any such compensation. TSET shall be responsible for paying any finder's fee payable to any finder or broker initially contacted by TSET.

     4. EARN-OUT AND ISSUANCE OF ADDITIONAL TSET SHARES. (a) An additional $3,750,000 worth of TSET Shares (the "Earn-out Shares"), representing the difference between the Aggregate Valuation and the Initial
          Valuation, (hereinafter referred to as the "Earn-out Valuation"), shall in the future be issued to the Stockholders in five equal


                                     Page 3
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          installments,  each  equal  to 20% of the  Earn-out  Valuation  (i.e.,
          $750,000 of Earn-out Shares per installment), if and as EdgeAudio achieves five forecasted cumulative gross revenue milestones (the "Revenue Milestones") over the 5-year period next following the date of this Agreement (the "Earn-out Period"), which Revenue Milestones are hereby established and agreed to by the parties as follows:

                                                Cumulative Gross Revenue
                                        Earned Since the Date of This Agreement
                                        ---------------------------------------

              Revenue Milestone 1                       $1,764,271.00
              Revenue Milestone 2                       $5,539,538.00
              Revenue Milestone 3                      $10,285,024.00
              Revenue Milestone 4                      $15,793,368.00
              Revenue Milestone 5                      $22,187,203.00

          thus constituting aggregate forecasted revenue of $22,187,203.00 to be earned on or before the end of the Earn-out Period. The Earn-out Shares shall be issued to the Stockholders as soon as practicable following TSET's receipt of written certification signed by EdgeAudio's chief financial officer that EdgeAudio has achieved the particular Revenue Milestone in question, such certification to be dated as of the date EdgeAudio first achieves the Revenue Milestone in question (the "Certification"). The Earn-out Shares shall be allocated among the Stockholders on a pro rata basis in proportion to their ownership of the EdgeAudio Shares as set forth in Section 1. If EdgeAudio fails to achieve any given Revenue Milestone, no Earn-out Shares shall be issued with respect thereto. No Earn-out Shares shall be issued with respect to any Revenue Milestone until EdgeAudio is able to issue a Certification to TSET. The number of Earn-out Shares to be issued in connection with achievement of any Revenue Milestone shall be calculated as follows:

                      (EAV)(0.20)/ACP, where

                      EAV = Earn-out Valuation, and

                      ACP = the average closing price for the TSET Shares for the 5 trading days immediately preceding the date of the Certification.

          (b) In the event shares of EdgeAudio are sold during the Earn-out Period in connection with an initial public offering (an "IPO") of EdgeAudio stock that demonstrates that the market value immediately before the IPO, upon which market value the IPO is based, equals or exceeds the Aggregate Valuation, EdgeAudio shall be presumed on the date of the IPO to have reached all Revenue Milestones not previously reached, and the Stockholders shall be entitled to receive all the Earn-out Shares they would have been entitled to receive if EdgeAudio would have actually reached all the Revenue Milestones on or before the date of the IPO.



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          (c)  As mentioned in the Recitals,  the  transaction  contemplated  by this Agreement is intended to qualify as a reorganization under IRC Section 368(a)(1)(B) as amended. Accordingly, in the event TSET (1) enters into an agreement to merge into another company in a transaction where TSET is not the surviving corporation, (2) enters into an agreement to otherwise be absorbed into or acquired by another company, or (3) is involved in or is the subject of a transaction in which TSET ceases to be a publicly traded company (hereafter referred to as a "Privatization"),
               EdgeAudio   shall   be   presumed   immediately   prior   to  the
               Privatization   to  have  reached  all  Revenue   Milestones  not
               previously reached, and TSET shall prior to the Privatization issue to the Stockholders all the Earn-out Shares they would have been entitled to receive if EdgeAudio would have actually reached all the Revenue Milestones on or before the date of the Privatization.

          (d) Except as otherwise provided above, TSET shall issue each installment of Earn-out Shares to the Stockholders within ninety days after EdgeAudio reaches each Revenue Milestone.

          (e) Neither the right to receive Earn-out Shares nor any interest therein shall be assignable by any Stockholder except by will or operation of law, and no Stockholder shall have any voting rights, rights to receive dividends or other distributions thereon, or any other rights of a Stockholder of TSET with respect to any Earn-out Shares until they are issued to the Stockholder.

          (f) The Stockholders and TSET agree that some of the Earn-out Shares issued to Stockholders shall be in payment of interest at the rate required under Treas. Reg. Section 1.483-1, for the number of months between the closing and the delivery of the Earn-out Shares in accordance with Treas. Reg. Section1.483-1, on the fair market value of the total number of Earn-out Shares issued to Stockholders. TSET shall issue separate certificates for the portion of the Earn-out Shares that constitutes interest.

          (g) If after the date hereof and prior to the issuance of the initial or Earn-out Shares to be issued to Stockholders pursuant to Sections 3 and 4, the outstanding shares of TSET common stock are, without the receipt of new consideration by TSET, increased, decreased, changed into, or exchanged for a different number or kind of shares or securities of TSET through reorganization, reclassification, stock dividend, stock split, reverse stock split, or similar change in TSET's capitalization, TSET shall issue and deliver to the Stockholders in addition to or in lieu of the TSET Shares specified in Sections 3 and 4, voting stock of TSET in equitably adjusted amounts. In the event of any such change in TSET's capitalization, all references to TSET Shares herein shall refer to the number of TSET Shares as thus adjusted.


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          (h)  No  fractional  shares  of TSET  stock  shall  be  issued  to any
               Stockholder hereunder, and any fractional share to which any Stockholder would otherwise be entitled shall be rounded up to the nearest whole share.

     5. MANAGEMENT. (a) Following TSET's acquisition of the EdgeAudio Shares, EdgeAudio's board of directors shall be comprised of the following individuals:

                     Winthrop E. Jeanfreau
                     Robert I. Lightman
                     J. David Hogan
                     James Eric Anderson
                     Jeffrey D. Wilson (representing TSET)

     Except as provided below, such directors shall serve in accordance with EdgeAudio's bylaws and applicable law. Winthrop E. Jeanfreau, Robert I. Lightman, and J. David Hogan shall serve as directors until the earlier of (1) death or resignation, (2) the issuance of all the Earn-out Shares, (3) the expiration of the Earn-out Period, or (4) removal for "Cause". Cause shall mean
(1) an act of fraud, embezzlement, or theft constituting a felony; (2) an act or omission detrimental to EdgeAudio's interests involving intentional misconduct or a knowing violation of law; or (3) an act of dishonest conduct that seriously undermines such director's integrity. If Winthrop E. Jeanfreau, Robert I. Lightman, or J. David Hogan ceases to be a director before the earlier of the date all the Earn-out Shares have been issued or the date the Earn-out Period expires, the resulting vacancy on the board shall be filled by an individual appointed by the remaining member or members of such group. Until the earlier of the date all the Earn-out Shares have been issued or the date the Earn-out Period expires, EdgeAudio's board of directors shall continue to consist of not more than 5 members. Jeffrey D. Wilson shall serve as Chairman of the Board.

     6. THE CORPORATE BUSINESS. The parties understand and acknowledge that the "Corporate Business" of EdgeAudio is the development, manufacturing, marketing, and selling via the Internet stereo speakers and accessories, owning or licensing all intellectual property rights related thereto, and such other activities as may enhance the value and name recognition of "EdgeAudio", all with a view to advancing EdgeAudio's best interests and maximizing EdgeAudio's profitability and success for the benefit of TSET. TSET intends that the Corporate Business be conducted by EdgeAudio in substantially the same manner as conducted prior to TSET's acquisition of the EdgeAudio Shares.

     7. WORKING CAPITAL. TSET shall provide and make available to EdgeAudio working capital in the aggregate amount of up to $400,000 (the "Funding") during the period following the date of this Agreement until December 31, 2001 (the "Funding Period"). To the extent required, TSET may use its own shares in order to arrange for, procure, and ensure availability of the Funding; provided, however,

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          that TSET's  obligation  to provide the Funding shall not be construed as or  constitute  any  assumption  of any  obligation  regarding  any indebtedness,  operating expenses,  or other financial  liabilities of
          EdgeAudio  or  the  Stockholders.   Provision  of  the  Funding  shall
          constitute the sole financial obligation of TSET to EdgeAudio; provided, however, that TSET may elect, but is not obligated, to provide to EdgeAudio additional funding in addition to the Funding in appropriate cases to be determined by TSET in its sole and absolute discretion. Within 60 days of the execution and delivery of this Agreement, EdgeAudio's board of directors shall establish an operating budget, including provision for, among other things, the prudent expenditure and conservation of funds for working capital over the Funding Period while achieving the overall goals of the Corporate Business. In the event working capital in excess of the Funding is required in connection with any acceleration of EdgeAudio's business plan, the Stockholders may, collectively or in any combination,
          subject  to  TSET's  prior   written   consent   which  shall  not  be
          unreasonably withheld), participate in the provision thereof, subject to terms and conditions therefor to be agreed at that time.

     8. OPTIONS AND OTHER PROGRAMS. TSET intends to adopt for itself, and intends that EdgeAudio adopt stock option, incentive, profit-sharing, savings, and other similar programs (collectively, the "Programs" as soon as practicable after the date hereof. The terms and conditions of participation, contribution, matching, vesting, and other elements of the Programs shall be established by the respective boards of directors of TSET and EdgeAudio. EdgeAudio's directors and executive management (collectively, "management") shall be entitled to participate in Programs to be adopted by TSET, subject to such conditions and restrictions imposed upon such participation by TSET's board of directors. As an additional inducement to management and to ensure participation by management in the potential future success of EdgeAudio, TSET, as sole stockholder of EdgeAudio, hereby agrees to reserve up to 20% of EdgeAudio's authorized capital stock to be used in Programs to be adopted by EdgeAudio's board of directors and consents to the full participation of management therein, subject to the terms for such participation to be established by EdgeAudio's board of directors; provided, however, that the final terms and conditions of the Programs adopted by EdgeAudio's board of directors shall be subject to TSET's prior written consent (which shall not be unreasonably withheld).

     9. MANUFACTURING FACILITIES. Upon request by EdgeAudio's board of directors, TSET agrees to exert its good faith best efforts to assist EdgeAudio in ensuring, whether by contract or otherwise, that manufacturing facilities sufficient for the conduct of the Corporate Business will continue to be available to EdgeAudio.

     10. FUTURE EVENTS. (a) At an appropriate and mutually agreed time in the future, TSET intends to give due and good faith consideration to effecting a transaction pursuant to which EdgeAudio may become a publicly-owned entity (the "Reconstitutive Decision"). In the event of any Reconstitutive Decision, TSET (or its nominees) shall be entitled to retain (or share with such nominees) not less than a nondilutable 30% ownership interest in EdgeAudio.

          (b) In the event that before the earlier of the date all the Earn-out Shares have been issued, the date the Earn-out Period expires, or the date of an IPO of EdgeAudio stock, TSET proposes to sell part or all of EdgeAudio's stock (other than in an IPO) to a bona fide third party who is willing to purchase such stock, TSET must first offer to sell the stock to the Stockholders, at the same


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               price and on the same terms of the proposed  transfer.  The offer shall be made by giving the Stockholders written notice of the proposed transfer (the "Proposed Transfer Notice") stating (1) that TSET intends to transfer part or all the stock, and (2) the terms of the proposed transfer, including the name and address of the proposed transferee, the transfer price, and the terms of payment.

          (c) For 30 days after the Stockholders receive a Proposed Transfer Notice, the Stockholders shall have the option to purchase all of the offered stock. If the Stockholders elect to purchase the offered stock the option shall be exercised upon the Stockholders giving written notice to TSET during the option period, which notice shall demonstrate that the Stockholders have obtained financing or a commitment for financing sufficient to fund the purchase. In the event the Stockholders are unable to agree on how many shares of stock each Stockholder shall purchase, each Stockholder shall have the right to purchase the offered shares in proportion to the respective number of EdgeAudio Shares set forth opposite such Stockholder's name in Section 1.

          (d) Following exercise of the option, the parties shall close the purchase no later than 60 days after the Stockholders receive a Proposed Transfer Notice.

          (e) If the option to purchase is not exercised by the Stockholders, TSET may complete the transfer, but only in strict accordance with the terms previously offered by the transferee stated to the Stockholders as required under Section 10(b).

     11. REPRESENTATIONS AND WARRANTIES OF EDGEAUDIO AND THE STOCKHOLDERS. EdgeAudio and each of the Stockholders, jointly and severally, hereby represent and warrant to TSET as follows:

          (a) CORPORATE ORGANIZATION. EdgeAudio is a corporation duly organized, validly existing, and in good standing under the laws of the State of Oregon and has all requisite power, authorizations, consents, and approvals necessary to own or lease its assets and carry on the Corporate Business as currently being conducted, and to consummate the transactions contemplated herein. EdgeAudio is duly licensed or qualified and in good standing in all jurisdictions in which the character of the properties owned or leased by it or the nature of the Corporate Business requires it to be so licensed or qualified. Complete and correct copies of all constitutive documents of EdgeAudio are attached hereto as Exhibit 11(a-1) and made a part hereof for all purposes. EdgeAudio's minute books or other similar records contain a complete and accurate record of all meetings and other corporate actions of its stockholders and board of directors (and any committees thereof), complete and correct copies of which are attached hereto as Exhibit 11(a-2) and made a part hereof for all purposes.

          (b) NO DEFAULTS OR BREACHES. Except as disclosed in Exhibit 11(b) attached hereto and made a part hereof for all purposes, neither the execution of this Agreement nor the performance of its obligations hereunder does or will:


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               (i)    conflict  with or violate  any  provision  of  EdgeAudio's constitutive documents;

               (ii) violate, conflict with, or result in the breach or termination of, or constitute a default, event of default (or an event which with notice, lapse of time, or both, would constitute a default or event of default), under the terms of any

                      (A) contracts, agreements, commitments, or other binding undertakings, whether or not reduced to writing (collectively, "Contracts"), or

                      (B) permits, authorizations, approvals, registrations, or licenses granted by or obtained from any governmental, administrative, or regulatory authority (collectively, "Permits"),

               to which EdgeAudio or any of the Stockholders is a party or by which EdgeAudio or any of the Stockholders or any of their respective or collective securities, properties, or businesses are bound;

               (iii) to their knowledge constitute a violation by EdgeAudio or any of the Stockholders of any

                      (A)   laws,  rules,  or regulations  of any  governmental,
                            administrative,      or     regulatory     authority
                            (collectively, "Laws"), or

                      (B) judgments, orders, rulings, or awards of any court, arbitrator, or other judicial authority or any governmental, administrative, or regulatory authority (collectively, "Judgments"), or

               (iv) result in the creation of any lien, claim, or encumbrance (collectively, "Liens") upon EdgeAudio or any of its assets or properties, the EdgeAudio Shares, or any of the Stockholders.

          (c) ACTIONS AND PROCEEDINGS. Except as disclosed in Exhibit 11(c-1) attached hereto and made a part hereof for all purposes, there are no actions, suits, claims, or legal, administrative, arbitration, or other alternative dispute resolution proceedings or investigations (collectively, "Proceedings") (whether or not the defense thereof or liability with respect thereto is covered by policies of insurance) pending or, to the best knowledge of
               EdgeAudio  and  any of the  Stockholders,  threatened,  to  which
               EdgeAudio or any of the Stockholders is or would be a party including, without limitation, any Proceeding which could reasonably be expected to restrain, prevent, or prohibit EdgeAudio or any of the Stockholders from consummating the transactions contemplated herein, or to obtain damages or other relief in connection with, this Agreement or any of the


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               transactions  contemplated herein. Except as disclosed in Exhibit
               11(c-2) attached hereto and made a part hereof for all purposes, there is no Judgment outstanding against EdgeAudio. Except as disclosed in Exhibit 11(c-3) attached hereto and made a part hereof for all purposed, each Stockholder severally represents and warrants there is no Judgment outstanding against such Stockholder. Any breach of the representation and warranty set forth in the preceding sentence shall result in liability only to the Stockholder who breached such representation and warranty.

          (d) NO BROKERS OR FINDERS. Except as disclosed in Exhibit 11(d) attached hereto and made a part hereof for all purposes, no negotiations relating to this Agreement and the transactions contemplated herein have been carried on with the intervention or assistance of any party acting in behalf of EdgeAudio or any of the Stockholders in such a manner as to give rise to any shall claim against EdgeAudio or any of the Stockholders, individually or collectively, for any broker's or finder's fee or similar compensation (whether payable in cash, EdgeAudio Shares, any interest in EdgeAudio, or otherwise) in connection therewith. No basis exists whatsoever for any such broker's or finder's fee or similar compensation to be payable by TSET.

          (e) AUTHORITY. EdgeAudio has all necessary corporate power and authority, and each of the Stockholders have the power, legal capacity, and authority, to execute and deliver this Agreement and perform all of its or his obligations hereunder; and the execution, delivery, and performance by EdgeAudio and each of the Stockholders of this Agreement has been duly authorized by all necessary corporate action on its part or is within the authority of the person executing and delivering the same, and is within the authority of each of the Stockholders. This Agreement constitutes the legal, valid, and binding obligations of EdgeAudio and each of the Stockholders, enforceable against any and all of them in accordance with the terms hereof, except as may be limited by applicable bankruptcy, insolvency, reorganization, or other similar laws affecting creditors' rights and general principles of equity.

          (f) TAXES AND TAX RETURNS. Except as disclosed in Exhibit 11(f-1) attached hereto and made a part hereof for all purposes:

               (i) EdgeAudio has filed all tax returns and reports of all Taxes (as hereinafter defined) required to be filed by it and has timely given and delivered all Tax notices, accounts, and information required to be given by it with respect to Taxes for which EdgeAudio may be liable. All information provided in such returns, reports, notices, accounts, and information was, when filed or given, complete and accurate. All Taxes required to be paid by EdgeAudio that were due and payable prior to the date of this Agreement have been paid in full, except for such Taxes as are being contested in good faith by appropriate



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

                      proceedings and for which adequate reserves are being maintained. Adequate provision in accordance with generally accepted accounting principles consistently applied have been made in EdgeAudio's financial statements for the payment of all Taxes for which EdgeAudio may be liable for the periods covered thereby that were not yet due and payable as of the date hereof, regardless of whether the liability for such Taxes is disputed;

               (ii) There are no pending or, to the best knowledge of EdgeAudio and each Stockholder, threatened, audits or investigations relating to any Taxes for which EdgeAudio may become directly or indirectly liable. No deficiencies for any Taxes have been proposed, asserted, or assessed against EdgeAudio and no state of facts exists or has existed that would constitute grounds for the assessment of a Tax liability against EdgeAudio. There are no agreements in effect to extend the period of limitations for the assessment or collection of any Taxes for which EdgeAudio may become liable and no requests for any such agreements are pending;

               (iii) Except as disclosed in Exhibit 11(f-2) attached hereto and made a part hereof for all purposes, EdgeAudio has withheld from its employees and timely paid to the appropriate authority proper and accurate amounts for all periods through the date hereof in compliance with all Tax withholding provisions of all applicable federal, state, and local laws;

               (iv) All copies of all returns and reports of all Taxes filed by EdgeAudio on or prior to the date of this Agreement, provided or made available to TSET by EdgeAudio, are to the best knowledge of EdgeAudio and each Stockholder, complete and accurate; and

               (v) EdgeAudio has neither elected nor otherwise been granted any preferential tax treatment or made any sort of commitment vis-a-vis any Tax authorities, whether in connection with a reorganization or otherwise.

     As used in this Subsection (f), the terms "Tax" and "Taxes" shall mean (A) all taxes, assessments, levies, imposts, duties, fees, withholdings, or other similar mandatory charges, including, without limitation, income taxes, franchise taxes, transfer taxes or fees, sales taxes, excise taxes, ad valorem taxes, withholding taxes, minimum taxes, estimated taxes, and social charges or contributions; and (B) any interest, penalties, or additions to tax imposed on a Tax described in clause (A) above, imposed by any national, regional, local, or foreign government or subdivision or agency thereof.

          (g) CONSENTS. Except as disclosed in Exhibit 11(g) attached hereto and made a part hereof for all purposes, no authorizations, approvals, or consents of, and no filings or registrations with, any governmental agency or authority are necessary for the execution, delivery, and performance by EdgeAudio and each of the


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

               Stockholders   of  this   Agreement   or  for  the   validity  or
               enforceability hereof.

          (h) SUFFICIENCY OF INFORMATION. No material statement, information, or exhibit disclosed or otherwise furnished to TSET by EdgeAudio or any of the Stockholders in writing in connection with the negotiations among the parties or any representations upon which TSET may have relied, contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statement made not misleading.

          (i) COMPLIANCE WITH LAW. EdgeAudio and each of the Stockholders shall at all times hereunder comply with all conditions, restrictions, and limitations applicable to the TSET Shares and the provisions of all federal and state securities laws applicable to the ownership and transfer thereof.

          (j) COMPENSATION MATTERS. Except as disclosed in Exhibit 11(j) attached hereto and made a part hereof for all purposes, no oral or written compensation arrangement or agreement exists, and no shares or units (or warrants or options to acquire the same), or revenue interests, or royalties have been granted, orally or in writing, or are owned by, EdgeAudio's board of directors, employees, any Stockholder, or any third party.

          (k) INTELLECTUAL PROPERTY. (i) Exhibit 11(k-1) attached hereto and made a part hereof for all purposes sets forth an accurate and complete list of the following:

                      (A)   all registered or unregistered trademarks, trademark
                            applications,        servicemarks,       servicemark
                            applications, assumed names, trade names, trade dress, and brand label names used or held by EdgeAudio in connection with the Corporate Business (collectively, "Trademarks"), indicating for each Trademark whether it is owned or licensed from a third party and whether the Trademark is licensed to any third party; and

                      (B) all patents registered or applied for by EdgeAudio or licensed from a third party, indicating for each such patent whether it is owned or licensed from a third party and whether such patent is licensed to any third pay,

                            (ii) The Trademarks and patents listed in Exhibit 11(k1) have been duly registered or filed with


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

                                  the appropriate trademark and patent authority for each of the jurisdictions indicated in
                                  Exhibit 11(k-1), and such registrations have been properly maintained and renewed in accordance with all applicable legal requirements.

                            (iii) There are no adverse  claims or demands of any
                                  person pertaining to any of the Trademarks or patents listed in Exhibit 11(k-1) and, to the best knowledge of EdgeAudio and each Stockholder, there is no valid basis for any such claim.

                            (iv) Except as disclosed in Exhibit 11(k-1), to the best knowledge of EdgeAudio and each Stockholder, EdgeAudio has the sole and exclusive right to use the Trademarks, patents, copyrights (and applications therefor), technology, know-how, processes, and trade secrets (collectively, and including the Trademarks, the "Intellectual Property Rights") required for or incidental to the conduct of the Corporate Business, in the jurisdictions in which the Corporate Business has been or will be conducted or where EdgeAudio's products are distributed, and the consummation of the transactions contemplated in this Agreement will not alter or impair any such rights.

                            (v) Except as disclosed in Exhibit 11(k-2) attached hereto and made a part hereof for all purposes, neither EdgeAudio nor any of the Stockholders are aware of any infringements or illicit uses of the Intellectual Property Rights used or held by EdgeAudio in connection with the conduct of the Corporate Business.

          (l) OWNERSHIP OF THE EDGEAUDIO SHARES. Except as disclosed in Exhibit 11(1) attached hereto and made a part hereof for all purposes, each Stockholder holds full legal title to, and is duly registered as the owner of, the EdgeAudio Shares to be transferred by such Stockholder pursuant to this Agreement, free and clear of any and all Liens.



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

          (m) SUBSIDIARIES. Exhibit 11(m-1), attached hereto and made a part hereof for all purposes, sets forth an accurate and complete list of each company, partnership, or other business entity of which 10% or more of the outstanding share capital or other equity interests is owned, directly or indirectly, by EdgeAudio (in any case, a "Subsidiary"), indicating the jurisdiction of incorporation, capital structure, and the nature and level of ownership in such Subsidiary and any other stockholder thereof. Each Subsidiary is a corporation duly organized, validly existing, and in good standing in all jurisdictions in which the character of the properties owned or leased by it or the nature of its business requires it to be so licensed or qualified. Complete and correct copies of all constitutive documents of each Subsidiary are attached hereto as Exhibit 11(m-2). The minute books or other similar records of each Subsidiary contain an accurate and complete record of all meetings and other corporate actions of its stockholders and board of directors (and any committees thereof).

          (n)  TITLE TO PROPERTY; CONDITION; SUFFICIENCY. (i) EdgeAudio has:

                      (A) with respect to all real estate owned by it, good and marketable fee simple title, and

                      (B) with respect to all real estate which is leased by it, valid and subsisting leasehold estates, in each instance free and clear of any and all Liens other than "Permitted Encumbrances" (as hereinafter defined), and

                      (C) with respect to all of the other assets owned by it, good title free and clear of any and all Liens, other than Permitted Encumbrances.

               As used in this Subsection (n), the term "Permitted Encumbrances" shall mean any Liens that are immaterial, individually and in the aggregate, to the assets to which they relate and do not interfere with the full use and enjoyment of such assets.

               (ii) The properties and other assets owned or leased by EdgeAudio constitute all properties and other assets necessary for the conduct of the Corporate Business.

          (o) FINANCIAL STATEMENTS. (i) Complete and correct copies of the internally prepared balance sheet of EdgeAudio as of May 1, 2000 is attached hereto as Exhibit 11(o-1) and made a part hereof for all purposes. Such statement is collectively referred to as the "Financial Statement".

               (ii) To the best knowledge of EdgeAudio and each Stockholder, the Financial Statement gives a true and accurate account of the assets and liabilities of EdgeAudio as of the date


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

                      thereof. Except as otherwise disclosed in Exhibit 11(o-1), to the best knowledge of EdgeAudio and each Stockholder, the Financial Statement has been prepared in accordance with generally accepted accounting principles.

               (iii) As of May 1, 2000, to the best knowledge of EdgeAudio and each Stockholder, EdgeAudio had no liabilities or obligations of any nature, whether known or unknown, accrued, absolute, contingent, or otherwise, and whether due or to become due (collectively, "Liabilities") which were either (A) required by generally accepted accounting principles to be reflected in the Financial Statement or
                      (B) individually or in the aggregate material to EdgeAudio's financial condition and that, in either case, were not reflected or expressly reserved against in the Financial Statement or specifically disclosed or provided for in the notes thereto. Except as set forth on Exhibit 11(o-2), since May 1, 2000, EdgeAudio has not incurred any Liability except Liabilities that (X) were incurred in the usual and ordinary course of business consistent with past practice and (Y) are not, individually or in the aggregate, material to EdgeAudio's financial condition.

               (iv) Since May 1, 2000, EdgeAudio has conducted the Corporate Business only in the ordinary and usual course in substantially the same manner as theretofore conducted, has not undergone or suffered any change in its condition (financial or otherwise), income, properties, Liabilities, operations, or prospects which has been, in any individual case or in the aggregate, materially adverse to EdgeAudio, and has not taken any of the following actions:

                         (A)  Amended any of its constitutive documents;

                         (B) acquired by merger, consolidation, purchase of stock or assets or otherwise, any corporation, partnership, association, or other business organization or division thereof;

                         (C) altered its outstanding capital stock or equity interests or declared, set aside, made, or paid any dividends or other distributions in respect of its capital stock or equity interests (in cash or otherwise), or purchased or redeemed any shares of its capital stock or equity interests;

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

                         (D) issued or sold (or agreed to issue or sell) any of its capital stock or equity interests or any options, warrants, or other rights to purchase any such stock or interests or securities convertible into or exchangeable for such stock or interests;

                         (E) incurred, other than in the ordinary course of business consistent with past practice, any indebtedness for borrowed money (including through the issuance of debt securities) or varied the terms of any existing indebtedness or guaranty or otherwise become liable for any Liabilities to any third party, except as set forth on Exhibit 11(o-2);

                         (F) mortgaged, pledged, or subjected to any Lien any of its properties other than in the ordinary course of business consistent with past practice;

                         (G) discharged or satisfied any material Lien or paid or satisfied any material obligation or Liability (fixed or contingent) or compromised, settled, or otherwise adjusted any material claim or litigation;

                         (H) acquired or disposed of any substantial assets or rights, other than in the ordinary course of business or entered into any contract whose term exceeds one year or is unlimited and which may not be terminated by EdgeAudio on less than three months' notice without payment of any penalty;

                         (I) made any changes in its accounting procedures or practices;

                         (J) granted to any director, officer, consultant, or employee any increase or modification of compensation or benefits, or any severance or termination pay, or made any loan to or entered into any employment agreement or arrangement with any such person;

                         (K)  adopted,  entered  into,  amended in any  material
                              respect, announced any intention to adopt or terminate, any policies, procedures, employee benefit plans, programs, or arrangements of general applicability; or

                         (L)  entered  into any oral or written  commitments  or
                              understandings   to  take  any  of  the  foregoing
                              actions.



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

          (p) OUTSTANDING COMMITMENTS. (i) Exhibit 11(p) attached hereto and made a part hereof for all purposes contains an accurate list of all Contracts (but excluding orders placed in the ordinary course of business consistent with past practice by EdgeAudio's customers or suppliers) to which EdgeAudio is a party or by which any of its assets or operations are bound or affected and which:

                      (A)   involve   the   obligation   (including   contingent
                            obligations) by or to EdgeAudio to pay amounts of $2,500.00 or more,

                      (B) are Contracts whose term exceeds one year or is unlimited (with the exception of labor agreements) and which may not be terminated by EdgeAudio on less than three months' notice without payment of any penalty or premium,

                      (C) are Contracts under whose terms EdgeAudio is bound to refrain from carrying out or to restrict certain activities, or to refrain from competing with any third party,

                      (D)   are  Contracts  with  any   Stockholder,   director,
                            officer, or employee of EdgeAudio, or any relative or affiliate of any such person, or

                      (E) were not entered into in the ordinary course of EdgeAudio's business.

               (ii) All Contracts listed in Exhibit 11(p) are valid, binding, and enforceable by EdgeAudio in accordance with their respective terms and EdgeAudio is not in default under any of such Contracts. No other party to any of such Contracts is in default thereunder nor does there exist any event or condition, which upon giving of notice or the lapse of time or both, would (A) constitute a default or event of default thereunder, or (B) entitle any other party thereto to terminate such Contract.

               (iii) To the best knowledge of EdgeAudio and each Stockholder, none of the Contracts to which EdgeAudio is a party or a beneficiary violates any provision of any applicable Law or Judgment. All Contracts between EdgeAudio, on the one hand, and its suppliers, customers, distributors, agents, or licensees on the other hand, have been concluded under normal market conditions, without any preferential


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

                      conditions or exceptional discounts, in accordance with normal commercial practice.

          (q) EMPLOYMENT MATTERS. (i) Exhibit 1l(q-1) attached hereto and made a part hereof for all purposes sets forth all of the collective rules applicable to EdgeAudio's employees (the "Collective Rules") including, without limitation, applicable collective bargaining agreements and company agreements; any exceptional agreements concluded with employee representatives; the remuneration system, including premiums, bonuses, commissions, and advantages in kind; profit-sharing, incentive, and company savings plans; retirement or health insurance plans pursuant to which employees are entitled to receive advantages in addition to those provided for by law or applicable collective bargaining agreements; and any regional, local, or individual company or establishment practices which provide for advantages which exceed those provided for by law or applicable collective bargaining agreements.

               (v) Exhibit 11(q-2) attached hereto and made a part hereof for all purposes sets forth all consulting, employment, severance, termination, or compensation Contracts of EdgeAudio with any Stockholder or former stockholder or with any current director, officer, consultant, or with any individual employee or manager pursuant to which such employee or manager receives benefits which exceed those provided for by law or the applicable Collective Rules including, without limitation, increased severance pay, extended notice periods, advantages in kind, or pensions (the "Employment Agreements"). None of the Employment Agreements provides for payments measured by the value of any equity security of or interest in EdgeAudio or in connection with any change in control of EdgeAudio and no amount will become due to any Stockholder, employee, consultant, officer, or director of EdgeAudio under the Collective Rules or any Employment Agreement solely as a result of the transactions contemplated in this Agreement.

               (vi) Exhibit 11(q-3) attached hereto and made a part hereof for all purposes sets forth all obligations of EdgeAudio to employee representative organizations which exceed those provided for by law or in the applicable Collective Rules.

               (vii) To the best knowledge of EdgeAudio and each Stockholder, EdgeAudio is now and has in the past been in compliance with all provisions of applicable labor and social security laws, the Collective Rules, and the Employment Agreements and all payments due thereunder from EdgeAudio have been made when due and all amounts properly accrued


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

                      as Liabilities of EdgeAudio which have not been paid have been properly recorded on EdgeAudio's books.

               (viii) Since  inception,  there have  occurred no  strikes,  slow downs, work stoppages, or other similar labor actions by any group of EdgeAudio's employees. Except as set forth in
                      Exhibit 11(q-3), no Proceeding arising out of any labor grievance under any Law, the Collective Rules, or any Employment Agreement is pending or, to the best knowledge of EdgeAudio and each Stockholder, threatened.

               (ix) EdgeAudio has not made any commitment to any public agency, labor organization, employees' representatives, or any other party, relating to the numbers of EdgeAudio's employees or to future collective dismissals.

          (r) ENVIRONMENTAL, HEALTH, AND SAFETY. (i) To the best knowledge of EdgeAudio and each Stockholder, EdgeAudio has obtained and been in compliance with all terms and conditions of any and all Permits which are required under, and has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all Laws and Judgments relating to public health and safety, worker health and safety, and pollution or protection of the environment, including Laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands, or otherwise relating to the testing, characterization, classification, manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial; hazardous, or toxic materials or wastes. To the best knowledge of EdgeAudio and each Stockholder, all such Permits are valid and in full force and effect for the conduct of the Corporate Business as presently conducted, and where applicable, timely renewal applications have been submitted for all such Permits. To the best knowledge of EdgeAudio and each Stockholder, no Proceeding has been filed or commenced against EdgeAudio alleging any failure to comply with any such Laws, Judgments, or Permits.

               (ii) To the best knowledge of EdgeAudio and each Stockholder, EdgeAudio has no Liability (and there is no past or present fact, status, condition, activity, occurrence, action, or failure to act related to the past or present operations, properties, or facilities of EdgeAudio that forms or reasonably could form the basis for the imposition of any Liability):

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

                      (A) under any Law relating to protection of human health or safety or concerning employee or worker health and safety or relating generally to the environment,

                      (B) for damage to any site, location, natural resources, or body of water (surface or subsurface) or for failure to report or clean up any discharges of any substances, or

                      (C) for any illness of or personal injury to any of its employees or any third party.

          (s) INSURANCE. Exhibit 11(s) attached hereto and made a part hereof for all purposes sets forth a complete list and brief description (specifying the insurer, the coverage and policy number or covering note number with respect to binders) of all policies, binders, or Contracts to which EdgeAudio is a party or by which any of its assets are covered, of property, fire, liability, product liability, workmen's compensation, vehicular, crime, fiduciary, builders' risk, title, and other insurance or Contracts in the nature of insurance (collectively, the "Insurance Contracts"). To the best knowledge of EdgeAudio and each Stockholder, the Insurance Contracts listed in Exhibit 11(s) are in full force and effect in accordance with their respective terms and will remain in full force and effect hereafter. EdgeAudio has not received any notice that it is in default with respect to any provision of any Insurance Contract, or failed to give any notice or present any claim thereunder in due and timely fashion or as required by any such Insurance Contract so as to jeopardize full recovery thereunder.

          (t) COMPLIANCE WITH LEGAL REQUIREMENTS. (i) To the best knowledge of EdgeAudio and each Stockholder, EdgeAudio is currently conducting, and has in the past conducted, its business in compliance with all applicable Laws, Judgments, and Permits.

               (ii) To the best knowledge of EdgeAudio and each Stockholder, EdgeAudio possesses, and upon consummation of the transactions contemplated in this Agreement will continue to possess all Permits necessary to conduct the Corporate Business as currently being conducted and all such Permits are and will remain in full force and effect. No
                      Proceeding to modify, suspend, terminate, or otherwise limit any such Permit is pending or, to the best knowledge of EdgeAudio and each Stockholder, threatened.

               (iii) Neither EdgeAudio nor any Stockholder has received any notice in any form (including any citations, notices of violations, complaints, consent orders, or inspection reports) which would indicate that such party was not at

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                      the time of such notice or is not  currently in compliance with all such applicable Laws, Judgments, and Permits.

          (u) CAPITALIZATION. Exhibit 11(u-1) attached hereto and made a part hereof for all purposes sets forth EdgeAudio's capitalization and list of Stockholders (showing the name, mailing address, and number of EdgeAudio Shares owned by each such Stockholder) as of the date hereof. All of the Stockholders have the sole right to own the EdgeAudio Shares shown on Exhibit 11(u-1). No other person has any right or expectancy to own any EdgeAudio Shares, whether through option, purchase, grant, or other means by which any right or expectancy of ownership could arise or become vested in any such person.

          (v) TAX FREE REORGANIZATION REPRESENTATIONS. (i) There is no plan or intention by the Stockholders of EdgeAudio to sell, exchange, or otherwise dispose of a number of TSET Shares received in the transaction that would reduce the EdgeAudio Stockholders' ownership of TSET stock to a number of shares having a value, as of the date of the transaction, of less than 50 percent of the value of all of the formerly outstanding stock of EdgeAudio as of the same date. Shares of EdgeAudio stock and shares of TSET stock held by EdgeAudio shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to the transaction will be considered in making this representation.

               (ii) EdgeAudio has no plan or intention to issue additional shares of its stock that would result in TSET losing control of EdgeAudio within the meaning of Section 368(c) of the Internal Revenue Code.

               (iii) At the time of the transaction, EdgeAudio will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in EdgeAudio that, if exercised or converted, would affect TSET's acquisition or retention of control of EdgeAudio, as defined in Section 368(c) of the Internal Revenue Code.

               (iv) Neither EdgeAudio nor any Stockholder is an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Internal Revenue Code.

               (v) None of the Stockholders shall exercise their dissenter's rights in connection with the transaction.

               (vi) On the date of the transaction, the fair market value of the assets of EdgeAudio will exceed the sum of its liabilities plus the liabilities, if any, to which the assets are subject.

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               (vii)  The fair market value of the TSET Shares  received by each
                      EdgeAudio Stockholder will be approximately equal to the fair market value of the EdgeAudio Shares surrendered in the exchange.

               (viii) Following  the  transaction,  EdgeAudio  will continue its historic business or use a significant portion of its historic business assets in a business.

               (ix) None of the compensation received by any Stockholder employees of EdgeAudio will be separate consideration for, or allocable to, any of their EdgeAudio Shares; none of the TSET Shares received by any Stockholder employees will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any Stockholder employees will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

     The representations and warranties contained in this Section 11 shall survive the execution and delivery of this Agreement for a period of one year.

     12.  REPRESENTATIONS   AND  WARRANTIES  OF  TSET.  TSET  hereby  covenants,
          represents and warrants to EdgeAudio and the Stockholders as follows:

          (a) CORPORATE ORGANIZATION. TSET is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has all requisite power, authorizations, consents, and approvals necessary to own its assets and carry on its business as now being conducted, and to consummate the transactions contemplated herein.

          (b) NO DEFAULTS OR BREACHES. Neither the execution of this Agreement nor the performance of its obligations hereunder does or will conflict with or violate any provision of TSET's articles of incorporation or bylaws; violate, conflict with, or result in the breach or termination of, or constitute a default, event of default (or any event which with notice, lapse of time, or both, would constitute a default or event of default), under the terms of any material agreement to which TSET is a party or by which TSET or its securities, properties, or businesses are bound; or constitute a violation by TSET of any laws or judgments (other than any violation, conflict, breach, or default that would not prevent TSET from consummating the transactions contemplated herein or otherwise performing its obligations thereunder).

          (c) ACTIONS AND PROCEEDINGS. There are no actions, suits, proceedings, or governmental investigations or inquiries pending or, to the knowledge of TSET, threatened against TSET or its


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               properties, assets, operations, or businesses (whether or not the defense thereof or liability with respect thereto is covered by policies of insurance) that might reasonably be expected to delay, prevent, or hinder the consummation of the transactions contemplated herein.

          (d) AUTHORITY. TSET has all necessary corporate power and authority to execute, deliver, and perform its obligations hereunder; and the execution, delivery, and performance by TSET of this Agreement has been duly authorized by all necessary corporate action on its part or is within the authority of the person executing and delivering the same. This Agreement constitutes the legal, valid, and binding obligations of TSET, enforceable against it in accordance with the terms hereof, except as may be limited by applicable bankruptcy, insolvency, reorganization, or other similar laws affecting creditors' rights, and general principles of equity.

          (e) CONSENTS. Except as set forth in Exhibit 12(e) TSET is not required to submit any notice, report, or other filing with any governmental or regulatory authority in connection with the execution and delivery by TSET of this Agreement and the consummation of the transactions contemplated by this Agreement and (2) no consent, approval, or authorization of any governmental or regulatory authority is required to be obtained by TSET or any affiliate in connection with TSET's execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated by this Agreement.

          (f) INVESTMENT INTENT. TSET is acquiring the EdgeAudio Shares for its own account with the present intention of holding such securities for purposes of investment, and TSET has no intention of selling such securities in a public distribution in violation of the United States securities laws or any applicable state securities laws. During the course of the negotiation of this Agreement, TSET has reviewed all information provided to it by EdgeAudio and has had the opportunity to ask questions of and receive answers from representatives of EdgeAudio concerning EdgeAudio, the securities offered and transferred hereby, and the transactions contemplated herein, and to obtain certain additional information requested by TSET.

          (g) UNREGISTERED SHARES. TSET understands that the EdgeAudio Shares to be acquired have not been registered under the Securities Act of 1933 as amended (the "Securities Act"), by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein.

          (h) LEGEND ON SHARE CERTIFICATES. TSET understands that the certificates for the Shares will bear the following legend:
               INTRASTATE  OFFERING  EXEMPTION:  "The shares represented by this


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

               certificate have not been registered under the Securities Act of 1933. No offer, sale, transfer, pledge or other disposition of the shares may be effected in the absence of an effective registration statement under the Securities Act of 1933 and applicable state securities laws or an opinion of counsel acceptable to the corporation that such registration is not required."

          (i) NO BROKERS OR FINDERS. There are no claims for brokerage commissions, finders' fees, or similar compensation in connection with the transactions contemplated herein based on any arrangement or agreement entered into by TSET and binding upon the Stockholders.

          (j) TAX FREE REORGANIZATION REPRESENTATIONS. (i) TSET has no plan or intention to liquidate EdgeAudio; to merge EdgeAudio into another corporation; to cause EdgeAudio to sell or otherwise dispose of any of its assets, except for dispositions made in the ordinary course of business; or to sell or otherwise dispose of any of the EdgeAudio stock acquired in the transaction, except for transfers described in Section 368(a)(2)(c) of the Internal Revenue Code.

               (ii) TSET has no plan or intention to reacquire any of its stock issued in the transaction.

               (iii) No liabilities of EdgeAudio or the EdgeAudio Stockholders will be assumed by TSET.

               (iv) TSET does not own, directly or indirectly, nor has it owned during the past five years, directly or indirectly, any stock of EdgeAudio.

               (v) TSET is not an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Internal Revenue Code.

               (vi) The fair market value of the TSET stock received by each EdgeAudio Stockholder will be approximately equal to the fair market value of the EdgeAudio stock surrendered in the exchange.

               (vii) Following the transaction, EdgeAudio will continue its historic business or use a significant portion of its historic business assets in a business.

               (viii) None  of the  compensation  received  by  any  Stockholder employees of EdgeAudio will be separate consideration for, or allocable to, any of their shares of EdgeAudio stock; none of the shares of TSET stock received by any Stockholder-employees will be separate consideration for, or allocable to, any employment agreement; and the

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                      compensation paid to any Stockholder-employees will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

          (k) PROJECTIONS AND FORECASTS. EdgeAudio has provided certain projections and forecasts (collectively the "Forecasts") of its possible future performance to TSET. TSET hereby acknowledges that the Forecasts are speculative in nature, are based on various assumptions that may or not come true, and are not intended to guarantee in any way the future performance of EdgeAudio. Notwithstanding any other provisions of this Agreement, neither EdgeAudio nor the Shareholders are making any representations or warranties regarding the Forecasts, and TSET agrees that it has not relied on and shall not be entitled to rely on the Forecasts for any purpose.

          (1) COMPLIANCE WITH PUBLIC INFORMATION REQUIREMENTS OF RULE 144. TSET hereby covenants that at all times following the closing, it shall comply with all public information requirements of SEC Rule 144 that are necessary for the Stockholders to sell their TSET Shares in compliance with Rule 144.

     The representations and warranties contained in paragraphs (a) through (j) of this Section 12 shall survive the execution and delivery of this Agreement for a period of one year. The representations and warranties contained in paragraph (k) and the covenants contained in paragraph (l) of this Section 12 shall survive the closing indefinitely.

     13. DISTRIBUTION OF PROFITS. The parties agree that, as the sole stockholder of EdgeAudio, TSET shall be entitled on a regular basis to distribution of all profits resulting from the conduct of the Corporate Business to the extent they exceed the reasonable cash needs of EdgeAudio. The directors of EdgeAudio agree to vote in favor of such distributions (to the extent permitted by law) as requested from time to time by TSET. TSET hereby covenants that it shall, in connection with any request for such distribution, ensure that
          sufficient  cash  remains   allocated  to  EdgeAudio  to  provide  for
          reasonable operating and working capital needs for the continuation and advancement of the Corporate Business, funding of Programs relating to profit-sharing or other benefit plans according to the terms thereof, plus reasonable reserves for contingencies or extraordinary items. Until the earlier of the date all the Earn-out Shares have been issued or the date the Earn-out Period expires, the EdgeAudio board of directors (after consultation with TSET) shall have authority to determine the amount of EdgeAudio's cash reserves necessary for contingencies or extraordinary items. EdgeAudio's board will not unreasonably deny TSET's request for distributions.

     14. DISPUTE RESOLUTION. All disputes, controversies, claims, and defenses arising out of, relating to, or involving this Agreement, whether


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          involving theories of tort,  contract,  or violation of statutory laws
          ("Claims") are subject to the following provisions:

          (a) In the event of any default or dispute between, breach by, or other controversy involving, the parties hereto regarding the subject matter of this Agreement (in any case, a "Dispute"), the parties shall exert their respective good faith best efforts to amicably resolve and settle the same. Toward this end, the parties shall consult and negotiate with each other in good faith to reach a just and equitable solution reasonably satisfactory to them. In the event the Dispute cannot be amicably resolved and settled through good faith negotiations, the parties agree to resolve the dispute in accordance with the following provisions.

          (b) Except as to actions, suits, or proceedings commenced or maintained by persons not parties hereto, the parties agree to have any Claim be determined by binding arbitration. Unless the parties otherwise agree in writing, the arbitration shall be conducted in Portland, Oregon before a single arbitrator and in accordance with the commercial arbitration rules of the Arbitration Service of Portland. If the parties are unable to agree on an arbitrator within 14 days of an election to arbitrate, the arbitrator shall be appointed in accordance with the procedures set forth in ORS 36.320. The arbitrator shall issue an award within 30 days of conclusion of the hearing. The award of the arbitrator shall be final, binding and not subject to appeal. Judgment on any arbitration award may be entered in any court with jurisdiction.

          (c) If a party submits any Claim to arbitration, any provisional remedy issued prior thereto may remain in effect until such time as an arbitrator is selected or appointed and has assumed to determine the Claim. Thereafter the arbitrator may issue, continue, or terminate provisional relief or may permit a party to pursue provisional relief in court.

          (d) All actions or suits by a party for provisional remedies shall be brought and maintained in Portland, Oregon. Each party consents to personal jurisdiction in Oregon and waives any right to seek a change of venue.

          (e) The prevailing party in a judicial action, suit or arbitration proceeding shall be awarded all reasonable costs, attorneys' fees and expenses incurred in connection with the proceeding and on any appeal except that the costs and fees of the arbitrator shall be shared equally.

          (f) The arbitrator shall not award or require the payment of, and the parties shall not seek, incidental, consequential, or punitive damages except in cases of bad faith breach of this Agreement, gross negligence, willful misconduct, or fraud. The parties shall not seek to delay or prevent the implementation of any decision of the arbitrator.



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

          (g) The parties acknowledge that, except as set forth above, their agreement to resolve Claims through arbitration constitutes a waiver of their right to resolve Claims in any court, and that in arbitration proceedings the parties may not be entitled to all of the rights that would otherwise be available to them in court proceedings.

     15. INDEMNIFICATION. (a) From and after the date of this Agreement, EdgeAudio and each Stockholder, jointly and severally agree to pay and to indemnify fully, hold harmless, and defend TSET and its directors, officers, employees, agents, representatives, attorneys, successors, and assigns from and against any and all Liabilities, damages, penalties, Judgments, assessments, losses, fines, charges, costs, and expenses (including, but not limited to, reasonable attorney's fees and the costs and expenses of litigating any claims) (collectively, "Damages" incurred by any of them arising out of, relating to, or based upon:

               (i) any inaccuracy or breach of any representation or warranty of EdgeAudio or any Stockholder set forth in Section 11 hereof or elsewhere herein; and

               (ii) any breach of any covenant or agreement of EdgeAudio or any Stockholder contained in this Agreement.

          TSET's right to be indemnified hereunder shall not be limited or affected by any investigation conducted or notice or knowledge obtained by or on behalf of TSET.

          (b) From and after the date of this Agreement, TSET agrees to pay and to indemnify fully, hold harmless, and defend each Stockholder and its directors, officers, employees, agents, representatives, attorneys, successors, and assigns from and against any and all Damages incurred by any of them arising out of, relating to, or based upon:

               (i) any inaccuracy or breach of any representation or warranty of TSET set forth in Section 12 hereof or elsewhere herein; and

               (ii) any breach of any covenant or agreement of TSET contained in this Agreement.

     A Stockholder's right to be indemnified hereunder shall not be limited or affected by any investigation conducted or notice or knowledge obtained by or on behalf of any Stockholder.

          (c) In the event that (A) any claim, demand, or Proceeding is asserted or instituted by any party other than the parties hereto and their affiliates which could give rise to Damages for which an indemnified party intends to seek indemnification hereunder (a "Third Party Claim"), or (B) an indemnified party intends to make a claim to be indemnified hereunder which does not involve a Third Party Claim (a "Direct Claim"), the indemnified party shall promptly, within 21 days of the date on which it first becomes aware of the existence of a Third Party Claim or a Direct Claim, send written notice to the indemnifying party or parties specifying the nature of such Third Party Claim or Direct Claim


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               and the amount  thereof (or a good faith estimate of such amount, which estimate shall not be conclusive of any final amount thereof) (a "Claim Notice"); provided, however, that failure to provide a Claim Notice shall not constitute any waiver or
               relinquishment    of   the   indemnified    party's   rights   to
               indemnification hereunder.

          (d) In the event of a Third Party Claim, the indemnified party may participate, at its own expense, in the defense thereof with legal counsel of its own choice reasonably acceptable to the indemnifying party or parties. Unless the indemnifying party or parties shall have agreed in writing that any and all Damages to the indemnified party are fully covered by the indemnities provided herein, no Third Party Claim may be settled without the indemnified party or parties' prior written consent.

          (e) In the event of a Direct Claim, unless the indemnifying party notifies the indemnified party within 30 days after receipt of a Claim Notice that they dispute such Direct Claim, the amount of such Direct Claim shall be conclusively deemed a liability of the indemnifying party or parties and shall be paid to the indemnified party or parties no later than 10 days following lapse of such 30-day period.

     16. GENERAL PROVISIONS. (a) INTEGRATION AND AMENDMENT. This Agreement constitutes the entire agreement between and among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings with respect thereto. No other agreement, whether oral or written, shall be used to modify or contradict the provisions hereof unless the same is in writing, signed by the parties, and states that it is intended to amend the provisions of this Agreement.

          (b)  COUNTERPARTS.   This   Agreement  may  be  executed  in  multiple
               counterparts (and by facsimile signature, to be followed by manual signature as soon as practicable), each of which shall be deemed an original, and all of which shall be deemed to constitute a single agreement, document, instrument, or certificate, as the case may be.

          (c) BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the heirs, successors, and permitted assigns of the parties hereto.

          (d) WAIVER. No failure by any party to this Agreement to exercise, no delay in exercising, and no course of dealing with respect to, any right, power, or privilege hereunder or any other document, instrument, or certificate relating hereto, shall operate as a waiver or any relinquishment for the future thereof; and no single or partial exercise of any right, power, or privilege hereunder or any other document, instrument, or certificate relating hereto shall preclude any other or future exercise thereof or the exercise of any other right, power, or privilege.

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

          (e) SEVERABILITY. If any provision (or portion thereof) of this Agreement is adjudged illegal or unenforceable by a court of competent jurisdiction, the remaining provisions shall nevertheless continue in full force and effect. In any such case, the provision deemed illegal or unenforceable shall be remade or interpreted by the parties in a manner that such provision shall be enforceable to preserve, to the maximum extent possible, the original intention and meaning thereof.

          (f) NOTICES. All notices or other communications given or made hereunder shall be in writing and may be delivered personally, by express, registered, or certified mail (return receipt requested), by special courier, or by facsimile transmission (to be followed by delivery of a written original notice in the most expeditious manner possible, as aforesaid), all postage, fees, and charges prepaid, to TSET, EdgeAudio, or any of the Stockholders, as the case may be, to the following addresses (which may be changed by the parties from time to time upon written notice given as aforesaid):

                  TO TSET:               333 South State Street, PMB 111
                                         Lake Oswego, OR 97034

                                         Tel:    503.293.1270
                                         Fax:    503.293.7233

                                         Attn:   Jeffrey D. Wilson
                                                 Chairman and Chief
                                                 Executive Officer


                  TO EDGEAUDIO:          16018 S.W. Parker Road, Suite A
                                         Lake Oswego, OR 97035

                                         Tel:    503.699.8200
                                         Fax:    503.699.8268
                                         Email:  win@edgeaudio.com

                                         Attn:   Winthrop E. Jeanfreau



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

                  TO LYNK ENTERPRISES, INC.:

                                         16018 S.W. Parker Road, Suite A
                                         Lake Oswego, OR 97035

                                         Tel:    503.699.8200
                                         Fax:    503.699.8268
                                         Email:  win@edgeaudio.com

                                         Attn:   Winthrop E. Jeanfreau

                  TO ROBERT I. LIGHTMAN:

                                         5344 Westfield Court
                                         Lake Oswego, or 97035

                                         Tel:    503.598.0777
                                         Fax:    503.598.2235
                                         Email:  BLIGHTMAN@EDGEAUDIO.COM

                  TO J. DAVID HOGAN:     1091 Bickner Street
                                         Lake Oswego, OR 97034

                                         Tel:    503.697.7383
                                         Fax:    503.699.8268
                                         Email:  DHOGAN@EDGEAUDIO.COM

                  TO ERIC J. ALEXANDER:  4540 Adams
                                         Ogden, UT 84403

                                         Tel:    801.479.9048
                                         Fax:    801.334.5511
                                         Email:  EALEXANDER@EDGEAUDIO.COM

                  TO ETERNA INTERNACIONAL, S.A. DE C.V.:

                                         Avenida Pedro Loyola #1063-1
                                         Colonia Carlos Pacheco
                                         Ensenada, Baja California, Mexico

                                         Tel:    011.52.61.77.5660
                                         Fax:    011.52.61.77.5661

               Notices hereunder shall be deemed given when delivered in person, upon confirmation of successful transmission when sent by telex or facsimile, or five days after being mailed by express, registered, or certified mail (return receipt requested), postage prepaid.

          (g) COSTS, EXPENSES, AND TAXES. Each party shall bear its own costs, expenses, and taxes incurred or associated with the transactions contemplated in this Agreement.

          (h) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Oregon, exclusive of its conflicts of laws principles.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement effective as of the date first written above.

TSET, Inc.

By:  /s/ Jeffrey D. Wilson
    -------------------------------------
    Jeffrey D. Wilson
    Chairman and Chief Executive Officer


EdgeAudio.Com, Inc.


By:   /s/ Winthrop E. Jeanfreau
    -------------------------------------
    Winthrop E. Jeanfreau
    Chief Executive Officer


LYNK Enterprises, Inc.


By:  /s/ Winthrop E. Jeanfreau
    --------------------------------------
    Winthrop E. Jeanfreau
    President


/s/ Robert I. Lightman
    -------------------------------------
    Robert I. Lightman, individually


/s/ J. David Hogan
    -------------------------------------
    J. David Hogan, individually


    -------------------------------------
    Eric J. Alexander, individually

   Eterna Internacional, S.A. de C.V.


By:
   --------------------------------------
   James Eric Anderson
   President

   ---------------------------------------
   Robert I. Lightman, individually


   ---------------------------------------
   J. David Hogan, individually


   ---------------------------------------
   Eric J. Alexander, individually


   Eterna Internacional, S.A. de C.V.


By: /s/ James Eric Anderson
    --------------------------------------
    James Eric Anderson
   President

   ---------------------------------------
   Robert I. Lightman, individually


   ---------------------------------------
   J. David Hogan, individually


   /s/ Eric J. Alexander
   ---------------------------------------
   Eric J. Alexander, individually


   Eterna Internacional, S.A. de C.V.


  By:
     ---------------------------------------
     James Eric Anderson
     President